SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2002

VIXEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-27221 (Commission File No.)	84-1176506 (IRS Employer Identification No.)

11911 North Creek Parkway South
Bothell, Washington 98011
(425) 806-5509
(Address of principal executive offices and zip code, and telephone number including area code)

Item 5. Other Events.

     On October 30, 2002, Vixel Corporation (the “Company”) announced it has adopted a stock repurchase program to purchase up to 2.0 million shares of its common stock. The repurchase program is expected to continue through the end of 2003. Repurchases are to be made at the discretion of management as market conditions warrant. The repurchases, if any, will be made from time to time on the open market or in negotiated transactions off the market and will be funded from available working capital.

     A copy of the press release announcing the Company’s stock repurchase program is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits

Exhibit
Number	Description

99.1	Press Release, dated as of October 30, 2002, entitled “Vixel Corporation Announces Stock Repurchase Program.”

1.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

VIXEL CORPORATION

Dated: October 30, 2002	By:	/s/ Kurtis L. Adams

Kurtis L. Adams Chief Financial Officer, Vice President of Finance, Treasurer and Secretary

2.

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Press Release, dated as of October 30, 2002 entitled “Vixel Corporation Announces Stock Repurchase Program.”